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                          Dendrite International, Inc.
                           Deferred Compensation Plan

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                          Dendrite International, Inc.
                           Deferred Compensation Plan

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
1.       Purposes.....................................................         1

2.       Definitions..................................................         1

3.       Administration...............................................         3

4.       Participation................................................         4

5.       Deferrals....................................................         4

6.       Deferral Accounts............................................         5

7.       Settlement of Deferral Accounts..............................         6

8.       Provisions Relating to Section 162(m) of the Code............         7

9.       Statements...................................................         7

10.      Amendment/Termination........................................         7

11.      General Provisions...........................................         7

12.      Effective Date...............................................         9

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                          Dendrite International, Inc.
                           Deferred Compensation Plan

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         1. PURPOSES. The purposes of this Dendrite International, Inc. Deferred
Compensation Plan (the "Plan") are to provide certain highly compensated employees of Dendrite International, Inc. (the "Company") and its subsidiaries with the opportunity to elect to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment vehicles.

         2. DEFINITIONS. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

                  (a) "Administrator" shall mean the Administration Committee set forth in Section 3(b) to whom the Committee has delegated the authority to take action under the Plan.

                  (b) "Beneficiary" shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan in the event of the Participant's death. If no beneficiary has been designated who survives the participant's death, then Beneficiary means any person(s) entitled by will or, in the absence thereof, the laws of descent and distribution to receive such benefits.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Change in Control" shall mean the occurrence of any one of the following events:

                           (i) any "person" (as such term is defined in Section
3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(s) of the Exchange Act), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33 1/3% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (iii)), or (E) a transaction (other than one described in
(iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Board (as defined below) approves a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (I);

                           (ii) individuals who, on the Effective Date,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

                          (iii) the shareholders of the Company approve a
merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its subsidiaries (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the assets of the Company and its subsidiaries) eligible to elect directors of such corporation would be represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power would be in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned immediately prior to such Business Combination, directly or indirectly, 33 1/3% or more of the Company Voting Securities (a "Company 33 1/3% Stockholder")) would become the beneficial owner, directly or indirectly, of 33 1/3% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 33 1/3% Stockholder would increase its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination would be members of the Incumbent Board at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (a "Non-Control Transaction"); or

                           (iv) the shareholders of the Company approve a plan
of complete liquidation or dissolution of the Company of the sale or disposition of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33 1/3% of the Company Voting Securities as a result of the acquisition of the Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall occur.


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                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

                  (f) "Committee" shall mean the Compensation Committee of the Board or any other directors of the Company designated as the Committee. Any function of the Committee may be delegated to the Administrator.

                  (g) "Deferral Account" shall mean the account or subaccount established and maintained by the Company for specified deferrals by a Participant, as described in Sections 6 and 7. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

                  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

                  (i) "Participant" shall mean any employee of the Company or any subsidiary or a member of the Board thereof who is designated by the Committee as an eligible Participant in the Plan and who participates or makes an election to participate in the Plan.

                  (j) "Trust" shall mean any trust or trusts established by the Company as part of the Plan; provided, however, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company.

                  (k) "Trustee" shall mean the trustee of a Trust.

                  (l) "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

                  (m) "Valuation Date" shall mean the close of business on the last business day of each calendar month.

         3.       ADMINISTRATION

                  (a) Authority. Both the Committee and the Administrator (subject to the ability of the Committee to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

                  (b) Administrator. The Administration Committee shall consist of such number of members as shall be determined by the Committee, each of whom shall be


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
appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Committee. Any member of the Administration Committee may resign at any time. No member of the Administration Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The members of the Administration Committee shall not receive any special compensation for serving in their capacities as members of the Administration Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administration Committee or any member thereof in any jurisdiction. The initial members of the Administration Committee are the Company's Chief Executive Officer, Chief Operating Officer, General Counsel, Vice President of Human Resources and Chief Financial Officer.

                  (c) Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

         4. PARTICIPATION. The Administrator will notify each person of his or her participation or eligibility to participate in the Plan not later than 15 days (or such lesser period as may be practicable in the circumstances) prior to any deadline for filing an election form.

         5. DEFERRALS. To the extent authorized by the Committee, a Participant may elect to defer compensation or awards in the form of cash or other property to be received from the Company or a subsidiary, including annual base salary, annual incentive compensation, or as otherwise designated by the Committee; provided, however, that a Participant who is an employee of the Company or a subsidiary may defer, with respect to a given year, receipt of only that portion of the Participant's annual base salary, annual incentive compensation, exceeds the amount necessary to satisfy Medicare and all other payroll taxes (other than Federal, state or local income tax withholding) imposed on the wages of such Participant from the Company and its subsidiaries. In addition to such limitation, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of compensation or awards is deferred, the Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions on deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Plan or election forms, other forms, or instructions published by the Committee and/or the Administrator.

                  (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable; provided, however, that the Committee and/or the Administrator may, in its discretion, permit a Participant to elect a further deferral of amounts credited to a Deferral Account by filing a later election form; provided, further, that, unless otherwise approved by the Committee, any election to further defer amounts credited to a Deferral Account must be made at least one (1) year prior to the date such amounts would otherwise be payable. A second redeferral will be permitted, but only if


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
made at least one (1) year prior to the date that such amounts would otherwise be payable and only if the second redeferral period ends at least two (2) years beyond the original redeferral period.

                  (b) Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer compensation or awards to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards.

                  (c) Company Contributions. In addition to the deferrals elected by Participants, the Company may choose at any time to make discretionary Company contributions to the Deferral Accounts of Participants in such amounts as it, in its sole discretion, wishes. Discretionary Company contributions may be subject to a vesting schedule, if the Committee so declares, except that any unvested Deferral Account balance will become fully vested upon a Change in Control.


         6.       DEFERRAL ACCOUNTS.

                  (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account will be credited to such Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder. The amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to, or otherwise reflected in, such Account from time to time. Unless otherwise determined by the Administrator, amounts credited to a Deferral Account shall be deemed invested in a hypothetical investment as of the date of deferral.

                  (b) Hypothetical Investment Vehicles. Amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more investment vehicles as may be specified from time to time by the Administrator. The Administrator may change or discontinue any hypothetical investment vehicle available under the Plan in its discretion; provided, however, that, subject to the authority of the Administrator to disregard the directions of any Participant, each affected Participant is given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment vehicle among the other hypothetical investment vehicles, including any replacement vehicle.

                  (c) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical investment vehicles authorized under the Plan. Subject to the rules established by the Administrator, a Participant may reallocate amounts credited to his or her Deferral Account as of the Valuation Date following the Participant's election to one or more of such hypothetical investment vehicles, by filing with the Administrator a notice, in such form as may be specified by the Administrator, not later than the 15th of the month preceding such Valuation Date. The Committee or Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment vehicles or specify minimum amounts that may be allocated or reallocated by Participants.

                  (d) Trusts. The Committee may, in its discretion, establish one or more Trusts (including sub-accounts under such Trusts), and deposit therein amounts of cash or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of hypothetical income and appreciation and depreciation of in value of such Deferral Account shall be equal to the actual income on, and appreciation and depreciation of, the assets in such Trusts. Other provisions of this Section 6 notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment vehicles available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such Trust and the actual investments available to such Trust.

         7.       SETTLEMENT OF DEFERRAL ACCOUNTS.

                  (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash or, in the discretion of the Committee, by delivery of other assets having a fair market value equal to the amount credited to the Deferral Account. Any forfeited amounts will be held in the trust to offset future contributions and directed by the Committee.

                  (b) Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events), and in such number of installments, as may be directed by the Participant in his or her election relating to such Deferral Account, except that in the event of termination of employment, distribution of the Participant's Deferral Account will commence as soon as practicable, in the form previously selected. If the total distribution to be made is less than $25,000, then the form of distribution in all cases will be a lump sum.

                  (c) Financial Emergency and Other Payments. Other provisions of the Plan notwithstanding, if, upon the written application of a Participant, the Administrator determines that the Participant has a financial emergency of such a substantial nature and beyond the individual's control that payment of amounts previously deferred under the Plan is warranted, the Committee may direct the payment to the Participant of all or a portion of the balance of a Deferral Account and the time and manner of such payment. Such withdrawals may be made, upon approval of the Administrator, only for the following reasons: the Participant's or dependent's illness or accident, casualty loss of the Participant's property, or other similar circumstances. In addition, a Participant may at any time request a distribution of some or all of his or her Deferral Account (with a minimum distribution amount of $25,000) for any reason; if such distribution is approved by the Committee, however, then ten percent (10%) of the amount deducted from the Participant's Deferral Account will be forfeited and not paid to the Participant, and the Participant may make no further deferrals for the balance of that calendar year or the following calendar year.


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
         8. PROVISIONS RELATING TO SECTION 162(m) OF THE CODE.

                  Compliance with Section 162(m) of the Code. It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, deemed by the Committee to be a "covered employee" within the meaning of Section 162(m) of the Code and regulations thereunder, which compensation constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Section 162(m) of the Code. Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Section 162(m) as a result of deferral hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation would not, at the time of payout, be so disqualified.

         9. STATEMENTS. The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar year.

         10. AMENDMENT/TERMINATION. The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferral Account. Notwithstanding the foregoing, the Committee may, in its sole discretion, terminate the Plan (in whole or in part) and distribute to Participants (in whole or in part) the amounts credited to their Deferral Accounts.

         11. GENERAL PROVISIONS.

                  (a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

                  (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary thereof, the Committee, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

                  (c) Unfunded Status of Awards: Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of Trusts, including but not limited to the Trusts referred to in Sections 6 and 7 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                  (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on any interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other applicable stock exchange or automated quotation system, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

                  (e) Other Participant Rights. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary thereof, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 13(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

                  (f) Tax Withholding. The Company and any subsidiary shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment.

                  (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

                  (h) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor.

                  (i) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

                  (j) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

                  (k) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

         12. EFFECTIVE DATE. The Plan shall be effective as of September 1,
1998.


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